EXHIBIT 4.6

LETTER OF INTENT BETWEEN THE COMPANY AND
CHANCADORA CENTAURO S.A.C. DATED DECEMBER 7, 2006

COMMITMENT TO CONTRACT

This COMMITMENT TO CONTRACT by and between:

CHANCADORA CENTAURO S.A.C., RUC (Fiscal No.) 20457362294, domiciled in Avenue Pedro Motta No. 850, San Juan de Miraflores, duly represented by Mr. Juan Lei Sincho, National Identity Card No. D9375259 (hereinafter “CENTAURO”)

RECURSOS DE LOS ANDES S.A.C., RUC (Fiscal No.) 20509678325, domiciled in Av. Camino Real 456, Office 1002 – Torre Real, San Isidro, duly represented by Mr. Enrique Figueroa Romero, National Identity Card No. D8733238 (hereinafter “RECURSOS”)

This document is signed under the following terms and conditions:

First:  WHEREAS

CENTAURO is the title holder of 100% of the rights related to the mining concessions listed in Attachment 1 (hereinafter the “CONCESSIONS”).

RECURSOS is a company dedicated to mining activities, and is interested in performing exploration works on the CONCESSIONS and, eventually, acquire a majority percentage of ownership through the purchase of the shares of the title holder of the CONCESSIONS.

Second: Commitment to contract

The parties hereby expressly declare and recognize their intention to formalize a definitive agreement for the exploration and eventual development and exploitation of the CONCESSIONS (the “FINAL AGREEMENT”).

It is hereby agreed that at any time during the period of validity of this document, RECURSOS can request CENTAURO to execute the FINAL AGREEMENT, RECURSOS will send a notarized letter indicating its decision to enter into the FINAL AGREEMENT. Once the letter is received, CENTAURO will be irrevocably obliged to sign the FINAL AGREEMENT within the next ten (10) calendar days following the reception of such letter.

Third: CENTAURO’s representations.

CENTAURO hereby represents and warrants that:

3.1. The CONCESSIONS are not subject to liens or encumbrances, or any other action that restricts or limits its right of free disposition. The CONCESSIONS are not submitted to embargos, judicial or arbitral decisions of any kind. Similarly, CENTAURO declares that has complied with all its obligations (including environmental obligations) in accordance with the applicable laws as title holder of mining concessions.

3.2. That the CONCESSIONS are not and will not be affected in the future for any contingencies that could damage its good standing condition or that could expose its title holder to the imposition of sanctions by the mining authority or third party claims, as consequence of the activities developed in the CONCESSIONS before the signature of this document or the fulfillment of obligations by old title holders, including CENTAURO.

That it is up to date in the payment of all validity fees and penalties for non fulfillment of the minimum production established by the law with respect to the CONCESSIONS.

Fourth. The Final Agreement

In accordance with Section 2.1 of this document and with article 1415 of the Civil Code, the parties hereby agree that the FINAL CONTRACT will contain, at least, the following clauses:

4.1. CENTAURO will incorporate a new company (a sociedad anonima cerrada, hereinafter the “NEWCO”). CENTAURO will transfer to NEWCO 100% of its rights related to the CONCESSIONS, therefore NEWCO will have as its sole purpose to be the title holder of the CONCESSIONS and to develop mining activities in the CONCESSIONS.

4.2. Within ten (10) days following the registration of the CONCESSIONS under the name of NEWCO, the latter will enter into an agreement with RECURSOS, more specifically, into a “contract of mining cession” in accordance with article 166 of the Texto Unico Ordenado of the General Mining Law. Under such contract, RECURSOS will assume all the rights and obligations of NEWCO as title holder of the CONCESSIONS and will be authorized to perform activities of mining exploration in the CONCESSIONS during the period of the First and Second Option, as defined below. RECURSOS will pay USD$10,000 (including the correspondent tax) to NEWCO as complete payment for the “contract of mining cession”.

4.3. CENTAURO will grant RECURSOS two options to acquire up to 90% of the NEWCO social capital.

4.4. The first option (the “First Option”) will grant RECURSOS the right to acquire up to 51% of the NEWCO social capital. To exercise the First Option RECURSOS must:

Pay CENTAURO USD$890,000 for the purchase of shares representing 51% of the capital of NEEWCO. Such price, which includes any applicable taxes, will be paid as follows:

(i)	USD$110,000 at the signature of the public deed containing the cession of mining rights as per Section 4.2. above (the “Start Date”);
(ii)	USD$280,000 the first anniversary of the Start Date.
(iii)	USD$500,000 the second anniversary of the Start Date.

4.4.2. To incur in work expenditures in the CONCESSIONS for at least USD$650,000 within 2 years after the Start Date, as follows:

USD$250,000 the first calendar year after the Start Date

USD$400,000 the second calendar year after the Start Date

Any excess in the work expenditures during the aforementioned annual periods will be credited to the next annual period. RECURSOS can choose to complete the work expenditures in a shorter period, at its sole discretion.

4.5. Only after RECURSOS is in compliance with all its obligations under the FINAL CONTRACT and under the respective contract of cession of mining rights referred in Section 4.2. above, and if RECURSOS has exercised the First Option, RECURSOS will have the right to exercise a second option (the “Second Option”), that will allow RECURSOS to acquire an additional participation of 39% in the capital of NEWCO (to obtain up to 90%). To exercise the Second Option RECURSOS is obliged to:

4.5.1. Prepare at its own expenses a feasibility study with respect to the construction of a mine in the CONCESSIONS. Such study (the “Feasibility Study”) must be completed and delivered to CENTAURO and NEWCO within five (5) years following the date in which RECURSOS communicates in writing to CENTAURO its decision to activate the Second Option.

4.5.2. Pay CENTAURO USD$4,000,000 for the purchase of additional shares issued by NEWCO equivalent to 39% of its social capital, according to the following schedule:

(i)	USD$500,000 the third anniversary of the Start Date;
(ii)	USD$500,000 the fourth anniversary of the Start Date;
(iii)	USD$3,000,000 fifteen (15) working days after the date in which RECURSOS delivers to CENTAURO and NEWCO the Feasibility Study.

4.5.3. To incur in work expenditures (exploration) in the CONCESSIONS to complete, including the expenditures referred to in Section 4.4.2. above, a total of USD$1,350,000. Such investments must be completed, at the latest, on the third anniversary of the Start Date.

Therefore, it is hereby understood that any excess in the expenditures referred to in Section 4.4.2. above, will be part of the total amount of USD$1,350,000 (total and cumulative work expenditures). RECURSOS can choose to invest this amount in a shorter period of time.

4.6. At any time after the delivery of the Feasibility Study to NEWCO and CENTAURO as established in Section 4.5.1. RECURSOS can cause NEWCO to initiate the construction of the mine in the CONCESSIONS. Once the decision is taken and formalized, CENTAURO will have a period of 120 calendar days to choose among the following options, if during such period CENTAURO does not notify RECURSOS its decision, it will be understood that it has chosen the option established in Section 4.6.1. below, as follows:

4.6.1. Contribute for all necessary expenses for the construction of the mine, pro rate of its participation in the capital of NEWCO.

4.6.2. Transfer its NEWCO shares in favour of third parties, in which case RECURSOS will have the first right of refusal to acquire such shares.

4.6.3. Exchange its participation in NEWCO for a two per cent (2%) NSR Royalty to be paid by NEWCO once it initiates the commercial production of the CONCESSIONS.

4.7. At any time during the FINAL AGREEMENT, RECURSOS may, unilaterally and without cause, terminate such contract and any other complementary contracts signed. Such termination does not imply, for RECURSOS, any responsibility or obligation to CENTAURO or NEWCO, and terminates all obligations of payments and investments and any other RECURSOS’ obligations, with the exception of the following:

4.7.1. Complete the minimum investment required according to Section 4.4.2. above. If such expenditures are not completed on the date in which RECURSOS decides to terminate the FINAL AGREEMENT, RECURSOS will have to pay the non invested difference to CENTAURO during the 10 working days following the effective date of termination of the FINAL AGREEMENT.

4.7.2. To leave the CONCESSIONS in good standing condition, with validity payments and penalties for lack of minimum production up to date with respect to all periods in which RECURSOS had the obligation to comply with such obligations.

4.8. The FINAL AGREEMENT is submitted to Peruvian law and any controversies will be submitted to arbitration in accordance with Section 6.8 of this document.

Fifth. Due Diligence

The signing of the FINAL AGREEMENT will be dependant upon the results obtained by RECURSOS in the due diligence to be performed in relation to the CONCESSIONS after the signing of this commitment to contract. In case such results are not satisfactory to RECURSOS, RECURSOS will be authorized to terminate unilaterally and without cause this document, without any responsibility or obligation towards CENTAURO.

CENTAURO is hereby obliged to give to RECURSOS, among the shortest period of time all the information requested to perform the above mentioned legal Due Diligence.

Sixth. Complementary Clauses

6.1. The parties hereby declare that, without prejudice of the stipulations of the present document, the FINAL AGREEMENT will be prepared considering the most convenient clauses for the interests of both parties from fiscal, commercial, mining and contractual perspectives, among others. Therefore, the parties hereby recognize that in the FINAL AGREEMENT some clauses will be included to complement and develop the above mentioned stipulations (Section 4), as well as others usually included in such type of mining contracts.

6.2. During the period of validity of the commitment to contract, CENTAURO will not be allowed to enter into agreements of any kind with third parties with respect to the CONCESSIONS to transfer, encumber or in any manner affect the CONCESSIONS. This limitation will be applied to any type of negotiations that could initiate CENTAURO with respect to the CONCESSIONS.

6.3. From the date of the signature of this document, this will be the only contract among the parties with respect to the CONCESSIONS. Any other agreements, understandings, contracts or documents of any kind that the parties may have agreed upon in the past with respect to the CONCESSIONS, are, in all cases, terminated by mutual agreement of both parties.

6.4. CENTAURO is hereby obliged to allow at any time the inspection of the CONCESSIONS by RECURSOS or its assignees, without previous notice. It is expressly agreed that CENTAURO will help RECURSOS to exercise the right to inspect the CONCESSIONS.

6.5. CENTAURO is expressly and irrevocably obliged to protect the CONCESSIONS.  If any incidents happen that could affect the security of the CONCESSIONS CENTAURO must immediately inform RECURSOS of such circumstances, and it is hereby obliged to take all necessary measures to secures the CONCESSIONS.  Similarly, CENTAURO is obliged to avoid the possibility of third parties obtaining illegal rights over the CONCESSIONS.

6.6. The above written addresses (introduction of this document) are the domiciles of the parties for the purposes of this contract. Any change to be valid must be notified by notarized letter to the other party. If not notified as established before, any notification to the domiciles hereby established is valid.

6.7. If any of the sections of this contract becomes illegal, invalid or non executable by application of the law, the other sections will remain valid and outstanding.

6.8. Any controversies that cannot be resolved by direct negotiation among the parties within 30 calendar days will be submitted to arbitration with three (3) arbiters.

If one of the parties requests to the other party the initiation of an arbitration, after the failure of the direct negotiation mentioned in the paragraph above, each party will have an other 10 calendar days to appoint an arbiter, and both arbiters already appointed will have an additional 10 calendar days to appoint the third arbiter, who will be the President of the arbitration court. If any of the parties or both arbiters do not comply with its obligations of appointment, the interested party may request the Chamber of Commerce of Lima to designate the arbiter or arbiters.

The arbitration court will establish the procedure for the arbitration, if not, the rules applicable will be the issued by the Chamber of Commerce of Lima.

The parties hereby waive expressly the conciliatory procedure established in the Lay No. 26872.

Signed by both parties in Lima, on December 7th, 2006.

/s/ Juan Lei Sincho	/s/ Enrique Flgunroa Romeno
CHANCADORA CENTAURO S.A.C.	RECURSOS DELOS ANDES S.A.C.
Juan Lei Sincho [nombre]	Enrique Flgunroa Romeno
0875252 [DNI]	08733238 [DNI]